Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)  [___]

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	04-3401714 (I.R.S. Employer Identification Number)

150 Royall Street, Canton, MA (Address of principal executive offices)	02021 (Zip Code)

CARETRUST REIT, INC.
(Exact name of obligor as specified in its charter)

See Table of Co-Registrants

Maryland (State or other jurisdiction of incorporation or organization)	46-3999490 (I.R.S. Employer Identification Number)

905 Calle Amanecer, Suite 300 San Clemente, California (Address of principal executive offices)	92673 (Zip Code)

Debt Securities
(Title of the indenture securities)

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in Its Charter	Primary Standard Industrial Classification Number	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
160 North Patterson Avenue, LLC	6798	California	Not Applicable
CTR Partnership, L.P.	6798	Delaware	46-5636558
CareTrust Capital Corp.	6798	Delaware	46-5636618
CareTrust GP, LLC	6798	Delaware	46-5636457
CTR Arvada Preferred, LLC	6798	Delaware	81-2777797
CTR Cascadia Preferred, LLC	6798	Delaware	81-0823675
Gulf Coast Buyer 1 LLC	6798	Delaware	83-3911673
18th Place Health Holdings LLC	6798	Nevada	45-3822627
49th Street Health Holdings LLC	6798	Nevada	46-2101376
4th Street Holdings LLC	6798	Nevada	45-2326120
51st Avenue Health Holdings LLC	6798	Nevada	46-0888200
Anson Health Holdings LLC	6798	Nevada	26-3565487
Arapahoe Health Holdings LLC	6798	Nevada	26-4107101
Arrow Tree Health Holdings LLC	6798	Nevada	04-3776515
Avenue N Holdings LLC	6798	Nevada	71-1009792
Big Sioux River Health Holdings LLC	6798	Nevada	45-2377887
Boardwalk Health Holdings LLC	6798	Nevada	45-4392752
Bogardus Health Holdings LLC	6798	Nevada	45-2499703
Burley Healthcare Holdings LLC	6798	Nevada	27-1220856
Casa Linda Retirement LLC	6798	Nevada	45-0642596
Cedar Avenue Holdings LLC	6798	Nevada	32-0124970
Cherry Health Holdings LLC	6798	Nevada	65-1283277
CM Health Holdings LLC	6798	Nevada	33-1127462
Cottonwood Health Holdings LLC	6798	Nevada	76-0843187
Dallas Independence LLC	6798	Nevada	46-5674733
Dixie Health Holdings LLC	6798	Nevada	45-2101850
Emmett Healthcare Holdings LLC	6798	Nevada	27-1220874
Ensign Bellflower LLC	6798	Nevada	33-0928665
Ensign Highland LLC	6798	Nevada	33-0916185
Ensign Southland LLC	6798	Nevada	94-3367213
Everglades Health Holdings LLC	6798	Nevada	27-4222148
Expo Park Health Holdings LLC	6798	Nevada	27-3239927
Expressway Health Holdings LLC	6798	Nevada	27-1141971
Falls City Health Holdings LLC	6798	Nevada	45-2319306
Fifth East Holdings LLC	6798	Nevada	27-1531128
Fig Street Health Holdings LLC	6798	Nevada	46-0606430
Flamingo Health Holdings LLC	6798	Nevada	45-0611649
Fort Street Health Holdings LLC	6798	Nevada	20-0311975
Gazebo Park Health Holdings LLC	6798	Nevada	45-2377777
Gillette Park Health Holdings LLC	6798	Nevada	45-2326015
Golfview Holdings LLC	6798	Nevada	71-1009793
Granada Investments LLC	6798	Nevada	81-0676869
Guadalupe Health Holdings LLC	6798	Nevada	46-0859004
Hillendahl Health Holdings LLC	6798	Nevada	26-4324415
Hillview Health Holdings LLC	6798	Nevada	45-0642920
Irving Health Holdings LLC	6798	Nevada	45-2318905
Ives Health Holdings LLC	6798	Nevada	45-4073038
Jefferson Ralston Holdings LLC	6798	Nevada	26-3853746
Jordan Health Properties LLC	6798	Nevada	27-0812055

Exact Name of Co-Registrant as Specified in Its Charter	Primary Standard Industrial Classification Number	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Josey Ranch Healthcare Holdings LLC	6798	Nevada	27-1874671
Kings Court Health Holdings LLC	6798	Nevada	46-1300173
Lafayette Health Holdings LLC	6798	Nevada	26-3853842
Lemon River Holdings LLC	6798	Nevada	26-3897134
Lockwood Health Holdings LLC	6798	Nevada	42-2581084
Long Beach Health Associates LLC	6798	Nevada	56-2478495
Lowell Health Holdings LLC	6798	Nevada	26-3853663
Lowell Lake Health Holdings LLC	6798	Nevada	45-5471789
Lufkin Health Holdings LLC	6798	Nevada	26-3800438
Meadowbrook Health Associates LLC	6798	Nevada	04-3776511
Memorial Health Holdings LLC	6798	Nevada	45-3542053
Mesquite Health Holdings LLC	6798	Nevada	20-8422739
Mission CCRC LLC	6798	Nevada	27-4177579
Moenium Holdings LLC	6798	Nevada	68-0538213
Mountainview Communitycare LLC	6798	Nevada	04-3601110
Northshore Healthcare Holdings LLC	6798	Nevada	27-1931016
Oleson Park Health Holdings LLC	6798	Nevada	45-2378176
Orem Health Holdings LLC	6798	Nevada	45-3822605
Paredes Health Holdings LLC	6798	Nevada	27-1141933
Plaza Health Holdings LLC	6798	Nevada	37-1495381
Polk Health Holdings LLC	6798	Nevada	14-1957383
Prairie Health Holdings LLC	6798	Nevada	45-2187648
Price Health Holdings LLC	6798	Nevada	27-0812085
Queen City Health Holdings LLC	6798	Nevada	46-1798242
Queensway Health Holdings LLC	6798	Nevada	46-0597434
RB Heights Health Holdings LLC	6798	Nevada	26-0242020
Regal Road Health Holdings LLC	6798	Nevada	26-0242058
Renee Avenue Health Holdings LLC	6798	Nevada	45-4050216
Rillito Holdings LLC	6798	Nevada	57-1159647
Rio Grande Health Holdings LLC	6798	Nevada	27-1142000
Salmon River Health Holdings LLC	6798	Nevada	45-5466483
Salt Lake Independence LLC	6798	Nevada	46-5682444
San Corrine Health Holdings LLC	6798	Nevada	26-3568846
Saratoga Health Holdings LLC	6798	Nevada	46-2578375
Silver Lake Health Holdings LLC	6798	Nevada	27-0812074
Silverada Health Holdings LLC	6798	Nevada	90-0763351
Sky Holdings AZ LLC	6798	Nevada	03-0392059
Snohomish Health Holdings LLC	6798	Nevada	74-3167531
South Dora Health Holdings LLC	6798	Nevada	45-2499727
Stillhouse Health Holdings LLC	6798	Nevada	45-5071226
Temple Health Holdings LLC	6798	Nevada	26-3568897
Tenth East Holdings LLC	6798	Nevada	71-1009788
Terrace Holdings AZ LLC	6798	Nevada	01-0605624
Trinity Mill Holdings LLC	6798	Nevada	02-0791845
Trousdale Health Holdings LLC	6798	Nevada	26-0242158
Tulalip Bay Health Holdings LLC	6798	Nevada	46-2578461
Valley Health Holdings LLC	6798	Nevada	68-0588159
Verde Villa Holdings LLC	6798	Nevada	20-8423288
Wayne Health Holdings LLC	6798	Nevada	45-2325884
Willits Health Holdings LLC	6798	Nevada	26-3568764
Willows Health Holdings LLC	6798	Nevada	46-2100785
Wisteria Health Holdings LLC	6798	Nevada	27-4019408

The address, including zip code, of each Co-Registrant’s principal executive office is 905 Calle Amanecer, Suite 300, San Clemente, California 92673.

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
340 Madison Avenue, 4th Floor
New York, NY  10017-2613

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.          A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-200089).

2.          A copy of the certificate of authority of the trustee to commence business.  (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-200089).

3.          A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association (See Exhibit 3 to Form T-1 filed with Registration Statement No. 333-261843).

4.          A copy of the existing bylaws of the trustee, as now in effect.  (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-200089).

6.          The consent of the Trustee required by Section 321(b) of the Act. (See Exhibit 6 to Form T-1 filed with Registration Statement No. 333-261843).

7.          A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 31st day of January, 2023.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Michael Tu
Name: Michael Tu
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

150 Royall Street, Canton, MA 02021
at the close of business June 30, 2022.

ASSETS	Dollar Amounts In Thousands

Cash and balances due from depository institutions:
Noninterest‑bearing balances and currency and coin	-0-
Interest‑bearing balances	-0-
Securities:
Held-to-maturity securities	-0-
Available-for-sale securities	288,298
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to resell	-0-
Loans and lease financing receivables:
Loans and leases held for sale	-0-
Loans and leases, net of unearned income	-0-
LESS: Allowance for loan and lease losses	-0-
Loans and leases, net of unearned income and allowance	-0-
Trading assets	-0-
Premises and fixed assets (including capitalized leases)	23,841
Other real estate owned	-0-
Investments in unconsolidated subsidiaries and associated companies	-0-
Direct and indirect investments in real estate ventures	-0-
Intangible assets:
Goodwill	134,625
Other intangible assets	562,813
Other assets	102,054
Total assets	1,111,631

LIABILITIES
Deposits:
In domestic offices	-0-
Noninterest‑bearing	-0-
Interest‑bearing	-0-
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	-0-
Not applicable
Not applicable
Subordinated notes and debentures	-0-
Other liabilities	180,273
Total liabilities	180,273
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	500
Surplus (exclude all surplus related to preferred stock)	827,224
Retained earnings	103,633
Accumulated other comprehensive income	-0-
Other equity capital components	-0-
Total bank equity capital	931,358
Noncontrolling (minority) interests in consolidated subsidiaries	-0-
Total equity capital	931,358
Total liabilities and equity capital	1,111,631

I, Robert G. Marshall, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Robert G. Marshall
Assistant Controller